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                                                               Exhibit 10(a)(2)


                             FIRST AMENDMENT TO THE
                          BATTLE MOUNTAIN GOLD COMPANY
                     1988 DEFERRED INCOME STOCK OPTION PLAN
                        (AS AMENDED THROUGH MAY 18, 1995)


         This First Amendment to the Battle Mountain Gold Company 1988 Deferred Income Stock Option Plan (as amended through May 18, 1995) ("DISOP") is adopted by resolution of the Executive Committee of the Board of Directors of the Company dated February 5, 1998.

         WHEREAS, Battle Mountain Gold Company (the "Company") has established and maintains the DISOP; and

         WHEREAS, the Company wishes to amend the DISOP to allow elections to receive a stock option in lieu of compensation on or before the election date specified in the DISOP; and

         WHEREAS, pursuant to Section XIII of the DISOP, the Board of Directors of the Company is authorized to amend the DISOP at any time for any reason;

         NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES, the DISOP is amended, effective February 1, 1998, in the following respects:

         1. Section VI(B) of the DISOP (Election Date) is amended to read as follows preceding "in lieu of (i)" in the first sentence therein:

            "B. Optionee, Election Date, Valuation Date and Eligible Compensation. Any eligible director or officer ("Optionee") may file with the Secretary of the Company, not more than once each Plan Year, on or before the Valuation Date ("Election Date"), an irrevocable election to receive a stock option in lieu of Eligible Compensation, where "Valuation Date" means either (a) the twelfth business day following the release of the Company's financial data for the preceding year, (b) the twelfth business day following the release of the Company's financial data for the first quarter of the year, or (c) the twelfth business day following the release of the Company's financial data for the second quarter of the year; and "Eligible Compensation"
         means (i)...."

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         2. Section VI(D) of the DISOP (Option Formula) is amended by substituting "Valuation Date" for "Election Date" in the third sentence (which begins "'Fair Market Value'") and in the fourth sentence (which begins "'Elected Exercise Price'").